THIS OPTION HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THIS OPTION MAY NOT BE SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR, IF AN EXEMPTION SHALL BE APPLICABLE, THE HOLDER SHALL HAVE DELIVERED AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS OPTION AND THE SHARES ISSUABLE UPON ITS EXERCISE ARE SUBJECT TO THE TERMS OF THAT CERTAIN SHAREHOLDERS AGREEMENT AND IRREVOCABLE PROXY DATED AS OF JANUARY 1, 1996, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                 JANUARY 1, 1996 OPTION TO PURCHASE COMMON STOCK
                                       OF
                          HOLT'S CIGAR CO. or SUCCESSOR

     This is to certify that, FOR VALUE RECEIVED (including, without limitation the execution of the Shareholders Agreement in form and content attached hereto), MICHAEL PITKOW (hereinafter referred to as the "Holder") is hereby granted an option to purchase, subject to the provisions of this correspondence, from the undersigned FIVE (5.00) PERCENT of the common stock of the Company (hereinafter referred to as the "Common Stock") at any time and from time to time, subject to the vesting provisions described below, for a price calculated based upon a TWO MILLION ($2,000,000) DOLLAR valuation of the Company as of the date of this Option. In the event that the Company merges, consolidates, or combines with: (a) Ashton Holdings, Inc.; (b) Ashton Distributors, Inc. and/or (c) any entity in or with respect to which Carlos A. Fuente, Carlos P. Fuente and/or Cynthia Suarez Fuente (and/or members of their respective immediate family's) are principals (a "Merger" and "Merged Entity", respectively), then, in such event, this Option shall be for then purchase of up to FIVE (5.00) PERCENT of each such entity, and the exercise price shall be allocated pursuant to mutual agreement, or if not, then pursuant to a binding arbitration conducted pursuant to the rules for Commercial Arbitration promulgated by the American Arbitration Association then in effect. Thus, the Option Price of the Common Stock would be ONE HUNDRED THOUSAND ($100,000) DOLLARS for the exercise of the five percent option for the Company and/or the Merged Entity without regard to any dilution of the value of Holt's due to any such prospective business transaction. In all other events, including acquisitions or mergers of entities not classified as a Merger above these Options, and the rights relating to the shares of Common Stock issuable upon exercise, shall be subject to dilution in the same manner as the holders of the remaining equity and rights to equity in the Company or a Merged Entity. The shares of Common Stock deliverable upon the exercise of this Option described above are sometimes hereinafter referred to as the "Option Shares". The exercise price for the purchase of the Option Shares as described above is sometimes hereinafter referred to as the "Exercise Price".

     1. Exercise, Vesting and Termination of Option. (a) This Option, which may be transferred or assigned subject to the provisions of the Securities Act of 1933, as amended, shall vest TWENTY (20%) PERCENT on each January 1, commencing January 1, 1997, except that this Option shall immediately and automatically become fully vested upon the first to occur of any of the following events: (1) the death or permanent disability of Robert Levin; (2) upon any sale or transfer of common stock of the Company such that Robert Levin does not own fifty (50%) percent of the Company's or a Merged Entity's Common Stock; (3) the death or permanent disability of Michael Pitkow; or (4) upon the declaration of effectiveness of a registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the sale of the Company's common stock to the public in an initial public offering.

     (b) This Option, subject to vesting as described above, may be exercised in whole but not in part, from time to time on or after the date hereof until December 31, 2005.

     (c) Notwithstanding the foregoing, if Holders's employment with the Company and any Merged Entity is terminated for any reason other than for death or disability, this Option shall expire on the date of termination of employment; provided that the Board of Directors of the Company or any Merged Entity may, in its sole discretion, by written notice given to Holder, permit Holder to exercise the Stock Option during a period ending on the earlier of: (i) ninety
(90) days after such termination of employment; or (ii) the date the Option expires in accordance with its terms. During such periods, this Option may be exercised by Holder with respect to the same number of shares of Common Stock, in the same manner, and to the same extent, which the Holder could have exercised on the date of termination, and this Option shall be cancelled with respect to all remaining shares of Common Stock.

     (d) If Holder's employment with the Company and any subsidiaries is terminated due to his disability or death, this Option may be exercised by the Holder with respect to the same number of shares of Common Stock, in the same manner, and to the same extent as if Holder had continued employment for the twelve (12) month period after his termination of employment and this Option shall be cancelled with respect to all remaining shares of Common Stock; provided that in the event Holder shall die at a time when this Option, or a portion thereof, is exercisable by him, the Stock Option shall be exercisable in whole or in part during the applicable period set forth herein by legatee or legatees of the Holder under Holder's will, or by his executors, personal representatives or distribute.

     (e) Upon receipt by the Company of this Option at its offices, or by the stock transfer agent of the Company at its offices, in proper form for exercise, the Holder shall be deemed to be the Holder of record of the shares of Common Stock issuable upon such exercise notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such shares of Common Stock shall not then be actually deliverable to the Holder. Upon the exercise in whole of this Option, the Company shall issue, or shall cause the stock transfer agent to issue certificates for the total number of shares of Common Stock purchased, in such names and denominations as are required by the Holder, and the Company shall, or shall direct the stock transfer agent to deliver such certificates to or in accordance with the written instructions of the Holder.

     2. Reservation of Shares. The Company hereby agrees that at all times during the term of this Option, there shall be reserved for issuance and/or delivery upon the exercise hereof such number of shares of its Common Stock as may be required for issuance and delivery upon the exercise in full of this Option.

     3. Exchange, Transfer, Assignment or Loss of Option. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, at its offices, or to the stock transfer agent, at its offices, for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Option is not transferable, except with respect to the parents, siblings, spouse or children of the original holder, or trusts for any of their benefit, and is subject to compliance with the Securities Act of 1933, as amended (hereinafter referred to as the "Act"),
Section 14 of this Option, any applicable state securities or blue-sky laws, and the Shareholders Agreement. Upon surrender of this Option to the Company at its offices, or to the stock transfer agent, if any, at its offices, together with the Assignment Form annexed hereto duly executed and funds aufficient to pay any transfer tax, the Company shall, without further charge or costs, execute and deliver a new Option in the name of the permitted assignee named in the Assignment Form, and this Option shall promptly be canceled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the offices of the Company, or at the offices of the stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued, and signed by the holder thereof. The term "Option", as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date. Any such new Option executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Option is lost, stolen, destroyed or mutilated, and shall be at any time enforceable by anyone.

     4. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder hereunder are limited to those expressed in this Option. Notwithstanding anything contained in this Option to the contrary, this limitation shall not in any manner limit or affect any rights, benefits or entitlements of the Holder as may be set forth in the Shareholders Agreement, further notwithstanding that this Option has not yet been exercised in any part.

     5. Covenants of the Company. The Company hereby covenants that: (a) it will take no corporate action the effect of which would be to render the par value of the Option Shares issuable hereunder greater than the Exercise Price; and (b) such Option Shares as may be issued pursuant to the exercise of this Option will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all liens, charges and encumbrances with respect to the issuance thereof.

     6. Registration Rights. If (but without obligation to do so) the Company proposes to register any of its stock or other securities in connection with a public offering, the Company shall, each such time, promptly give the Holder hereof written notice of such registration and the Company hereby agrees to grant to the Holder the right to cause the Option Shares or the shares of Common Stock which may be issuable pursuant to this Option, to be included in the proposed registration. The Company further agrees to sell any Option Shares which are purchased prior to the effective date of any such offering in the same manner and upon the same terms and conditions as securities are being sold in each such registered offering, subject, however, to the right of the Company to require the holder of this Option or the Option Shares to execute a written instrument whereby the holder agrees not to sell the Option or the Option Shares for a reasonable period of time required by the underwriter of such initial public offering (the "Lock-Up"), and provided the the other holders of the Company's Common Stock execute similar Lock-Up agreements.

     7. Adjustment of Shares Purchasable. The number of shares of the Common Stock of the Company purchasable hereunder and the Exercise Price per share are subject to adjustment from time to time as specified in this Option.

     8. Recognition of Registered Owner. Prior to the due presentment for registration of transfer of assignment of this Option, the Company may treat the registered owner as the party exclusively entitled to receive notices and otherwise to exercise the rights and enticements hereunder.

     9. Effect of Recapitalization. Subject to the provisions of the first paragraph of the Option with respect to a Merged Entity or a business combination between Holt's, Ashton Distributors, Inc., and Ashton Holdings, Inc., in the event of any other "Dilution Event" defined below, the following shall apply:

     (a) Dilution Event. If at any time, or from time to time, the Company shall (i) by stock dividend, split, reverse split, reclassification of shares or otherwise, or changes as a whole of the outstanding Common Stock into a different number or class of shares; (ii) issue or sell shares of its Common Stock, including shares held in the Company's treasury, for a consideration per share less than: (A) the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without any consideration; or (B) the fair market value of such shares as determined by the Company's Board of Directors, whichever is less; (iii) For an amount of consideration per share which is less than: (A) the Exercise Price in effect immediately prior to the issuance or sale of such shares, or without any consideration; or (B) the fair market value of such shares as determined by the Company's Board of Directors, whichever is less, issue Options, warrants or option agreements convertible into or exchangeable or exercisable for shares of Common Stock (or for other securities which are themselves convertible into or exercisable or exchangeable for shares of Common Stock or such other securities), in whole or in part, whether or not such subscription, conversion, exercise or exchange is conditioned upon the payment of consideration or the occurrence of any contingent or non-contingent future event, a "Dilution Event" shall have occurred.

     (b) Exercise Price and Share Adjustment. (i) Exercise Price Adjustment. Upon, and at the time of any Dilution event, and thereafter upon and at the time of each further Dilution Event, the Exercise Price in effect immediately prior to each such Dilution event shall be changed to a price determined by the formula {X/Y}, where "X" equals the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such Dilution event multiplied by the Exercise Price in effect immediately prior to such Dilution event, plus (B) the consideration, if any, received by the Company upon such sale, issuance, dividend, split or reclassification; and where "Y" equals the total number of shares of Common Stock outstanding immediately after such Dilution Event. Solely for the purposes of this Section 9 and Section 10, below, the number of shares of Common Stock outstanding at any time shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise in full of option, rights, Options and upon conversion, exchange or exercise of convertible or exchangeable securities, but shall not include shares held in the Company's treasury.

               (ii) Number of Purchasable Shares Adjustment. Upon each adjustment of the Exercise Price pursuant to Section 9(b)(i), the total number of shares of Common Stock purchasable hereunder shall be the number of shares purchasable immediately prior to each such Dilution event multiplied by that certain fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such Dilution Event, and the denominator of which shall be the Exercise Price in effect immediately after such Dilution Event.

               (iii) Effective Date and Reissued Options. In respect of any adjustment or change in the Exercise Price or the number of shares purchasable hereunder, any substituted, changed, reissued or partial form of this Option thereafter issued shall express the Exercise Price and the number of shares of Common Stock purchasable thereunder as determined by this Section 9. In the case of the issuance of additional shares of Common Stock as a dividend, the aggregate number of shares of the Common Stock issued in payment of such dividend shall be deemed to have been issued at the close of business on the record date fixed for such for the determination of the shareholders entitled to such dividend, and shall be deemed to have been issued without consideration; provided however, that if the Company, after fixing such record date, shall legally abandon its plan to so issue Common Stock as a dividend, no adjustment of Exercise Price and number of shares of Common Stock purchasable hereunder shall be required by reason of the fixing of such record date.

               (iv) Definitions for use in Calculations. Solely for the purposes of this Section 9 and Section 10, below, the number of shares of Common Stock outstanding at any time shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise in full of option, rights, Options and upon conversion, exchange or exercise of convertible or exchangeable securities, but shall not include shares held in the Company's treasury. Solely for the purposes of this Section 9 and
          Section 10, below, consideration paid or payable for any security shall be an amount equal to the result of the formula {A/B}, where "A" equals the sum of the original price paid or payable per share or unit of such security upon the issuance of each of such securities, if any, plus, the price or prices paid or payable upon any and all subscriptions, conversions, exercises or exchanges (or any combination thereof) necessary for the acquisition of any and all of the Common Stock underlying such security, and where "B" equals the aggregate number of shares of Common Stock issuable upon the full subscription, conversion, exercise or exchange (or combination thereof) of each of such securities. The expiration or termination of any of the foregoing rights or entitlements shall cause a like adjustment in the formula set forth in the foregoing sentence. No adjustments under this Section 9 shall be made in the event of an exercise of the rights, or termination in whole or in part, of this Option.

     10. Effect of Merger. If at any time or from time to time while this Option is outstanding in whole or in part, the Company effects any consolidation or merger with any other corporation or entity (except with respect to a Merger, in which event this Option shall be governed by the terms of the first paragraph of this document), the Holder shall thereafter be enticed upon exercise to purchase, with respect to each share of Common Stock purchasable hereunder immediately before such consolidation or merger becomes effective, the securities or other consideration to which a holder of one (1) share of Common Stock is entitled to in such consolidation or merger without any change in or payment in addition to the Exercise Price in effect immediately prior to any such merger or consolidation. The Company shall take any necessary steps in connection with any consolidation or merger to assure that all the provisions of this Option shall thereafter be applicable to any securities or other consideration so deliverable upon the exercise of this

Option. The Company shall not consolidate or merge unless, prior to consummation, the successor corporation (if other than the Company) assumes the obligations of this Section 10 by written instrument executed and mailed to the registered owner at the address of the owner on the books of the Company. A sale or lease of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities is deemed a consolidation or merger for the purposes of this
Section 10.

     11. Notice of Adjustment. On the happening of any event requiring an adjustment of the Exercise Price or the number of shares purchasable hereunder, the Company shall forthwith give written notice to the registered owner stating the adjusted Exercise Price and/or the adjusted number and kind of securities or other property purchasable hereunder resulting from the event, and setting forth in reasonable detail the method of calculation and the facts upon which the calculations were based. The Board of Directors of the Company, acting in good faith, shall determine such calculations.

     12. Notice and Effect of Dissolution. In the event of a voluntary or involuntary dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger contemplated in Section 10, above), is at any time proposed, the Company shall give at least thirty (30) days prior written notice to the registered owner of this Option. Such notice shall set forth: (a) the record date (which shall be at least thirty (30) days after the giving of notice) as of which holders of Common Shares will be entitled to receive distributions as a result of the transaction; (b) a reasonably detailed description of the transaction; (c) a reasonably detailed description of the distributions to be made to the holders of the Common Shares as a result of the transaction; and (e) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Option and all rights hereunder shall terminate.

     13. Notices. Notices shall be given by postage pre-paid registered mail, return receipt requested, and shall be addressed to the address of the registered owner on the books of the Company. Notices shall be deemed given three (3) days after deposit of the foregoing with the United States Postal Service.

     14. Compliance with the Act. Unless a current registration statement under the Act shall be in effect with respect to the securities to be issued upon the exercise of this Option, the Holder hereof, by accepting this Option, covenants and agrees that at the time of exercise hereof, such Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon the exercise of the Option are for the account of the Holder for investment purposes, and are not acquired with a view to, or for sale in connection with any public distribution thereof.

Attest:                                     Holt's Cigar Co.

                                            By: /s/ Robert Levin
-----------------------------                   ---------------------------
                  , Secretary                   Robert Levin, President

By execution below and acceptance of this Option Agreement from Holt's Cigar Company, Michael Pitkow hereby acknowledges and agrees that this Option Agreement, together with the Employment Agreement between Michael Pitkow and Holt's Cigar Company satisfies in full any and all promises, commitments, obligations, duties, liabilities and agreements made between Michael Pitkow and all Holt's Cigar Company, Ashton Distributors, Inc., Ashton Holdings, Inc. and Robert Levin (the "Holt's Entities") with respect to any and all compensation of nature or type whatsoever to which Michael Pitkow may be entitled as a result of his prior, present and future efforts on behalf of the Holt's Entities, except solely for his continued right to the compensation set forth in the said Employment Agreement, and Michael Pitkow hereby releases and waives any and all other claims to compensation from or participation in any of the Holt's Entities, and acknowledges that he has been advised to seek the advice of independent counsel prior to the execution hereof.


Witness:                                        /s/ Michael Pitkow
-------------------------                       -----------------------
                                                Michael Pitkow